Exhibit 99.1

FAFCO, INC.

435 Otterson Drive, Chico California 95928

Contact:	Nancy I Garvin, Vice President, Finance

Phone:	(530) 332-2100

FAX:	(530) 332-2109

PRESS RELEASE	For Immediate Release:

     December 2, 2003, CHICO, CALIFORNIA: FAFCO, Inc., a manufacturer of solar heating systems and IceStor™ “off-peak” air conditioning products, reported that the one for 1000 reverse stock split of FAFCO, Inc.’s (“FAFCO”) outstanding common stock was approved by shareholders at FAFCO’s Annual Shareholder Meeting held on November 21, 2003 and became effective on November 24, 2003 (the “Reverse Stock Split”) upon the filing of a Certificate of Amendment of Articles of Incorporation with the California Secretary of State. As a result of the Reverse Stock Split, all FAFCO shares held by shareholders owning less than 1,000 shares of common stock on November 24, 2003 have been cancelled and no longer represent an interest in FAFCO. However, pursuant to the terms of the Reverse Stock Split, those shareholders owning less than 1,000 share of pre-split common stock will receive $0.70 for each share of pre-split common stock held as of November 24, 2003. Shareholders holding 1,000 shares or more of FAFCO Common Stock on November 24, 2003 now own one/one thousandth of the number of shares held prior to November 24, 2003.

The fractional share buyout had the result of reducing the number of shareholders of record to less than 300, accordingly, FAFCO became a non-reporting company on November 26th 2003 effective upon the filing of Form 15 with the US Securities and Exchange Commission.

     For further information, contact:

Freeman A. Ford, Chairman of the Board
or
Nancy I Garvin, Vice President, Finance
FAFCO, Inc.
435 Otterson Drive
Chico, CA 95928
(530) 332-2100